EXHIBIT INDEX

EXHIBIT A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

EXHIBIT B: Attachment to item 77q1:
           Exhibits
-------------------------------------------------------

EXHIBIT A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE

Cacheflow
11/18/99
MS
$24.00

INFINEON TECHNOLOGIES
3/13/00
Deutsche
$35.00

OCI COMM-PRIVATE PLCE
3/27/00
Griffiths McBurney
$18.00

THERMA-WAVE
2/3/00
Lehman
$20.00

13MOBILE
4/6/00
DBC
$16.00

PROVINCE HEALTHCARE
4/6/00
ML
$23.88

KERR MCGEE
2/7/00
Goldman
$50.00

United Parcel Service
11/9/99
MS
$50.00

METLIFE
4/4/00
GOSA
$14.25

METLIFE
4/4/00
GOSA
$14.25

INFORMATION IN FOLLOWING ORDER:
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

200
0.0036%
0.3395%
CS First Boston

25,400
0.0165%
0.1901%
CS First Boston

340,000
0.9189%
1.2934 %
CS First Boston

44,300
0.4922%
0.2708%
CS First Boston

2,100
0.0477%
0.0100%
CS First Boston

100,000
2.4875%
0.7098%
CS First Boston

200
0.0027%
0.4291%
CS First Boston

1,400
0.0013%
0.1928%
CS First Boston

1,000
0.0005%
0.6535%
CS First Boston

10,000
0.0050%
0.5496%
CS First Boston



EXHIBIT B:
Sub-Item 77Q1:  Exhibits
(a) Articles of Amendment dated May 10, 2000
(b) Not applicable
(c) Not applicable
(d) Not applicable
(e) Not applicable
(f) Not applicable
(g) Not applicable

                    ARTICLES OF AMENDMENT
                             OF
                  ARTICLES OF INCORPORATION
                             OF
           WARBURG, PINCUS INSTITUTIONAL FUND, INC.

HAL LIEBES and STUART J. COHEN, being Vice President and
Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS INSTITUTIONAL FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:
FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on May 1, 2000, authorizing the Corporation to change its name:
RESOLVED, that the name of the Maryland Corporation be, and hereby is, changed from "Warburg, Pincus Institutional Fund, Inc." to "Credit Suisse Institutional Fund, Inc." and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.
SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of May 1, 2000, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name: WARBURG, PINCUS INSTITUTIONAL FUND, INC.

Proposed Name: CREDIT SUISSE INSTITUTIONAL FUND, INC.

THIRD: That the amendment is limited to a change expressly permitted by # 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: May 10, 2000

/s/Hal Liebes
Hal Liebes
Vice President and Secretary

ATTEST:
/s/Rocco DelGuercio
Rocco DelGuercio
Assistant Treasurer